EXHIBIT 99.1
 Investor OpportunitiesOTCQB: SIBE   Investor OpportunitiesOTCQB: SIBE   Global Personalized AcademicsOTCQB: SIBE

 This presentation contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Important factors that could cause actual results to differ materially from our expectations include, among others, those factors discussed in the Company’s Transition Report on Form 10-K filed with the Securities and Exchange Commission on October 7, 2014, as may be updated from time to time in subsequent filings. As a result of these factors, we cannot assure you that the forward-looking statements herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may prove to be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time-frame, or at all.  Safe Harbor

 Global Personalized Academics (GPA) is an innovative education company that provides virtual and classroom learning to help students across the globe transform the way they learn. Formed from Sibling Group Holdings, Inc. and its wholly-owned subsidiary, Blended Schools Network, GPA aims to take online learning to the next level with the latest technologies and education practices to help students reach their full potential.   Introduction

 77 million studentsOver 6 million online students7.2 million teachers17,916 districts  U.S. Market Opportunity  SOURCE: “American Revolution 2.0” report by GSV Asset Management, July 2012

 e-learning serves 1.4 billion students655 million students in primary school781 million secondary school students608 million higher ed students78 million teachers in the world  Global Market Opportunity  Global education market $4.4 trillionand growing  23% growth expected between now and 2017  SOURCES: Global Education Market Tops $4 Trillion, Analysis Shows, Education Week, February 2013; “American Revolution 2.0” report by GSV Asset Management, July 2012

 Exchange Programs  College Consulting  Landscape  Public Schools  Private Schools  Charter Schools  International Schools  Publishers  Virtual Schools  Online Courses  Open Ed Resources  Professional Development  Adaptive Engines  LMS  Tutoring  Test Prep  Ed Games

 We believe every student should have the opportunity to achieve their dreams no matter where they come from. We believe teaching young people requires meeting them where they are and pushing them forward while engaging them with new technology and innovative instructional models.  We believe in opportunity.

 We believe the successful scholars, scientists and entrepreneurs of tomorrow must become global citizens today, which is why Global Personalized Academy is a multisided platform that offers international students a high school dual-diploma on one side, while offering U.S. universities a pipeline of qualified students on the other. We believe providing the services required to meet both needs is a rewarding place to be.   International Business Model  GPA  UNIVERSITIES  STUDENTS

 Students in our program will come from all over the world with one goal inmind—earn a dual-diploma that will help them get into a top U.S. university. But admission is not enough. For students to be successful in college and careerthey need to master the intricacies of culture and subtleties of language. Our modelprepares them for success, with emphasis on leadership and entrepreneurial thinking.   Global Personalized Academy  GPA  STUDENTS  GPA  STUDENTS  We intend to drive revenue through tuition and improve our margins by pre-training teachers to hire on an as-needed basis when student demand increases. This dual-diploma program will initially be offered in Asia before expanding to Latin America.

 U.S. colleges and universities are looking for the best possible students. This is whyGPA seeks out students who want to be leaders, students with curiosity, grit and a passion for success. It’s why we’re looking for students willing to do the hard work and keep their eyes on the finish line. We believe those students are looking for opportunity, and there is value in building a network of university partners where they can find it. Building those partnerships will be an integral part of our 2015/16 plan.   University Partnerships  GPA  UNIVERSITIES

 Domestic Business Model  ONLINE INSTRUCTION  PROFESSIONAL DEVELOPMENT  ONLINE COURSES  We believe every teacher should haveaccess to the latest technology tools and teaching techniques regardless of school size, budget or zip code. We’re addressing those needs by investing in upgrades for Blended Schools Network’s curriculum, instruction and professional development resources.

 We’re giving districts the opportunity to access professional development resources and a portfolio of digital curriculum including integrated media, instruction and assessment for more than 190 courses. The program includes high-demand, hard-to-find content such as foreign language, AP and credit recovery. This offering can bring great value to small and rural districts, and we’re expanding our business development team to target those customers. When schools don’t have teachers available, we offer them the opportunity to enroll students directly in our Learning Institute. This program not only expands the course offerings of our current BSN districts, it will also serve as the core of our upcoming international exchange program.   Blended Schools Network  ONLINE INSTRUCTION  PROFESSIONAL DEVELOPMENT  ONLINE COURSES

 Multisided Platform - Global Personalized Academy dual-diploma: Sold on a per-student, per-semester course basis. Students will need 12 semester courses over three years to graduate. Transcript review is sold separately on a per-student basis with the costs spread over three years.Blended Schools Network – All Inclusive Subscription: Sold on a per-student basis. Membership includes access to full digital curriculum catalog and professional development resources. Additional f2f training is available as an upsell. Blended Schools Network – Curriculum: Courses sold on a per-enrollment basis packaged with professional development training. Also sold on a per-seat basis when districts require.Learning Institute – Enrollments: Tuition is per-student enrollment, per semester.   Revenue Models

 GPA’s goal is to positively impact 2,000,000 student enrollments by June 2018.   Enrollment  Our plan to achieve this includes:Investment in products and technology platformsAn innovative instructional model that pays for performanceMultisided platform drives multiple revenue streamsIncreased efficiency through new processesLeverage existing relationships of our international partners

 Where we are going  TODAY  Limited domestic business, primarily Pennsylvania region  Broader domestic penetration and introduction into the international space, starting in China   Multisided platform providing international students with dual- diploma and providing U.S. universities with qualified students  TOMORROW  FUTURE (2016/17)

Approach

Run

Focused Teams - sales, curriculum, teaching, etc.

Product Enhancement

Operational Excellence - processes, technology, information & regulations

Grow

New Marketing Plan

New Biz Dev Strategy

New Products

New Services

New International Markets

Transform

Organic Change Through Thought Leadership and Innovation Lab

Targeted Acquisitions

Strategic Partnerships

 GPA is focusing acquisition and partnership efforts on K-12 education organizations that will compliment our vision. We are evaluating both mature and early stage companies representing education technologies, personalized learning, curriculum, and private school organizations.   Acquisitions

 Julie E. Young – CEOGPA is spearheaded by virtual education pioneer Julie Young who serves as GPA’s Chief Executive Officer. She was the founding CEO and president of Florida Virtual School (FLVS ®), the world's first virtual statewide school district, the nation's largest public K-12 online education provider, and the worldwide innovator of online K-12 educational services.   Team  Under her leadership the organization grew from 77 students in Florida to more than 2 million students worldwide. Julie and her team grew FLVS into a diversified, worldwide organization serving students in 50 states and 68 countries, generating annual revenue of of over $200 million. Joining Julie at GPA is an experienced team of talented leaders in education, business and technology.

Team



Pam Birtolo – Chief Academic Officer

Pam is a visionary leader in education. For the past 16 years Pam has served the K-12 online learning community. She was a part of the ground floor crew at Florida Virtual School and served as Chief Officer of Education Transformation until July, 2014. She was also the founding principal of Sagemont Virtual School, Florida's first private online high school, which later became University of Miami Online and was sold to Kaplan.



Jed Friedrichsen – Chief Learning Officer

Jed helped the University of Nebraska create the nation's first fully accredited online high school in 1995. As the founder of Blended Schools Network, Jed led a team that developed over 190 online courses and provided training for teachers across the United States.

Team  Todd Jones – Director, EVP Corporate Development  Angelle Judice – Chief Financial OfficerPrior to joining the Company, Angelle was the Corporate Controller for Education Management, Inc., at Blue Cliff College in Baton Rouge, Louisiana. Prior to Blue Cliff, Angelle was a Tax Manager at Provost, Salter, Harper & Alford, LLC, a Baton Rouge, Louisiana audit and tax firm.   Since 2000 Todd has been committed to improving education for kids worldwide. Todd's commercial efforts have led to higher personalization, improved content management and ultimately better student outcomes. Todd will focus on Corporate Development for GPA in order to drive greater results for all stakeholders - teachers, students, parents and shareholders.

 John Logan – Chief Creative Officer  Team  John spent 20 years developing marketing strategy, multimedia campaigns and new product concepts for Fortune 100 brands such as Disney, McDonald’s, Hilton, Toyota and Time Warner. His work has earned him over 250 creative awards. He spent the last three years leading curriculum product innovation at Florida Virtual School.   Cecilia was a Regional Vice President for McGraw-Hill before joining the Florida Virtual School team as Chief Business Development Officer. While there she led the team to historic high sales and the creation of the FLVS Global division. In 2013 she received the Most Powerful and Influential Woman award from the National Diversity Council.  Cecilia Lopez – Chief Business Development Officer

 Team  Dave Saba – Director, Chief Operating OfficerDave has worked tirelessly over the last 15 years to improve educational outcomes for students through improved programs, processes and technology. He currently serves as our Chief Operating Officer and Director. He also works as an advisor for a number of K-12 organizations.

 U.S. — Substantial investment in digital content will improve the learning experience for students. We are also investing in business development efforts by hiring five sales people and three lead generators. China — We will be launching our dual-diploma program in China with our partner Shenzhen Times. Latin America — We have hired a full time business development executive to head up sales and partnership efforts in Latin America.   U.S. and International Growth

 Shares Traded: OTCQB Market SIBEShares Outstanding: 202,509,293Share Price: $0.0452 week hi/lo: $0.22 - $0.04Market cap: approx. $12.1 million Cash: approx. $4.5 millionAvg. Daily Volume: 83,208Transfer Agent: Interwest Transfer Co.  OTCQB: SIBE  Information as of 8/19/15

 Dave SabaDave.Saba@GPAed.comM 214.422.0092 Global Personalized Academics (OTCQB: SIBE)7512 Dr. Phillips Blvd. Suite. 50-209 Orlando, FL 32819GPAed.com  Investor Relations